EXHIBIT 99.1

Corvus Pharmaceuticals Presents Preclinical and Initial Clinical Data from the Phase 1/1b Trial of CPI-818 at the American Society of Hematology (ASH) Annual Meeting

Selective ITK inhibitor was well tolerated with demonstration of specific target occupancy

BURLINGAME, Calif., Dec. 07, 2019 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies with biomarker patient enrichment selection, announced initial results from its Phase 1/1b trial of CPI-818, the Company’s ITK-inhibitor. The early clinical data from the study demonstrated specific target engagement by CPI-818. The results were presented in a poster at the American Society of Hematology (ASH) 61st Annual Meeting 2019 in Orlando, Florida, taking place December 7-10, 2019.

“We are excited to report the first clinical experience with CPI-818, our selective covalent ITK inhibitor designed to address T-cell lymphomas, a category of hematologic cancers with great need for novel therapeutic options,” said Richard A. Miller, M.D., co-founder, president and chief executive officer of Corvus. “The results show that CPI-818 achieved specific and sustained target occupancy and we look forward to continuing the dose escalation portion of the study to identify an optimum dose. In addition to T-cell lymphomas, we believe CPI-818 may have applications in other immune mediated diseases.  Overall, our team is now advancing three candidates in clinical trials for a wide range of cancers, and each of our programs remains on track with enrollment and progress towards next data milestones.”

The CPI-818 Phase 1/1b study is currently enrolling patients with several types of advanced, refractory T-cell lymphomas, including peripheral T-cell lymphoma (PTCL), angioimmunoblastic T-cell lymphoma (AITL), cutaneous T-cell lymphoma (CTCL) and other T-cell lymphomas. The study employs an adaptive, expansion cohort design to select the dose and evaluate the safety, pharmacokinetics (PK), target occupancy, immune-related biomarkers and efficacy of CPI-818. The initial phase of the trial is evaluating escalating doses in successive cohorts of patients in order to determine the optimum dose. A second phase will evaluate safety and tumor response to this optimum dose of CPI-818 in disease-specific patient cohorts that may be expanded based on early signs of efficacy. The study is enrolling patients at major medical centers in the United States, Australia and South Korea.

CPI-818 Phase 1/1b Results at ASH 2019
The preclinical and early clinical data from the Phase 1/1b trial of CPI-818 was presented by Patrick Ng, PhD, Corvus Senior Scientist, in a poster session at the ASH Annual Meeting. The key highlights from the poster, which is titled “Preliminary Clinical Data from a Phase 1 Trial with CPI-818, A Selective ITK Inhibitor that Preferentially Blocks the Growth of T Lymphoma Cells,” include:

  Seven patients have been enrolled in the first two dose cohorts in the initial phase of the trial, receiving a 100 mg or 200 mg oral dose of CPI-818 two times per day, with no dose limiting toxicities and no grade 3 or 4 adverse events observed.
  The results from the pharmacokinetic and occupancy studies for the first seven patients have been in-line with expectations. The Company anticipates that a dose that achieves maximum target occupancy will be  achieved in the next one or two dose cohorts.
  CPI-818 has been shown to bind covalently to ITK at low nanomolar concentrations without reacting with other kinases.
  In vitro studies demonstrated selective cytotoxicity to Sezary cells (malignant cells from patients with CTCL), while sparing normal T-cells, in three subjects not enrolled in the study.
  Preclinical murine models of lymphoproliferative and autoimmune disease showed CPI-818 inhibited the development of lymph node and spleen enlargement by preventing proliferation of abnormal T-cells.  Treatment with CPI-818 led to regression of lymphadenopathy and splenomegaly in animals with established disease.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidates are ciforadenant (CPI-444), a small molecule inhibitor of the A2A receptor, and CPI-006, a humanized monoclonal antibody directed against CD73 that exhibits immunomodulatory activity and blockade of adenosine production. These product candidates are being studied in ongoing Phase 1 and 2 clinical trials in patients with a wide range of advanced solid tumors. Ciforadenant is being evaluated in a successive expansion cohort trial examining its activity both as a single agent and in combination with an anti-PD-L1 antibody. CPI-006 is being evaluated in a multicenter Phase 1/1b clinical trial as a single agent, in combination with ciforadenant, and in combination with pembrolizumab. The Company’s third clinical program, CPI-818, an oral, small molecule drug that has been shown to selectively inhibit ITK, is in a multicenter Phase 1/1b clinical trial in patients with several types of T-cell lymphomas. For more information, visit www.corvuspharma.com.

About CPI-818
CPI-818 is a small molecule drug given orally that has been shown to selectively inhibit ITK (interleukin-2-inducible T-cell kinase). It was developed to possess dual properties: to block malignant T-cell growth and modulate immune responses. ITK, an enzyme, is expressed predominantly in T-cells and plays a role in T-cell and natural killer (NK) cell lymphomas and leukemias, as well as in normal immune function. Interference with ITK signaling can modulate immune responses to various antigens. The inhibition of specific molecular targets in T-cells may be of therapeutic benefit for patients with T-cell lymphomas – similar to the role of Bruton’s tyrosine kinase (BTK) in B-cells. BTK is now an established target for treating various B-cell lymphomas, and two BTK inhibitors, ibrutinib and aclarabrutinib, have been approved by the U.S. Food and Drug Administration for lymphoma indications.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-818, the Company’s ability to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-818, and the ability of the Company to select the appropriate dosing regimen for CPI-818.  All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on October 29, 2019, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trial of CPI-818; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
+1-650-900-4522
llea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
+1 213-262-9390
sseapy@purecommunications.com